Exhibit 10.34

October 13, 2021

Esports Entertainment Group, Inc.

13/14 Penthouse Office

Mannarino Road

Birkirkara, Malta, BKR 9080

Attn: Grant Johnson

VIA ELECTRONIC MAIL

Re: Waiver

Dear Mr. Johnson:

Reference is made to that certain Securities Purchase Agreement, dated as of May 28, 2021 (the “Purchase Agreement”), between Esports Entertainment Group, Inc. (the “Company”) and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (the “Purchaser” and together with the Company, the “Parties”). Defined terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement and the Note (as defined in the Purchase Agreement).

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser hereby waives (this agreement, the “Waiver”):

(i)	the Purchaser’s rights pursuant to Section 4(b) of the Note arising from any breaches or potential breaches by the Company or its Subsidiaries of the covenants set forth in Sections 14(l), 14(o)(i), and 14(o)(iv) of the Note, as of the date hereof through December 25, 2021 only;

(ii)	the Purchaser’s rights pursuant to Section 4(b) of the Note arising from any breaches of Section 14(c) of the Note, solely relating to any lien on and a pledge of a maximum of 25,101,200 ordinary shares of Prozone Limited, a Maltese limited liability company (“Prozone”), granted by the Company in favor of Gameday Group PLC, a Maltese limited liability company (“Gameday”), in connection with the Pledge of Shares Agreement, dated as of July 13, 2021, as amended, by and among Gameday, Prozone and the Company, as of the date hereof through December 25, 2021 only, provided that such liens and pledge shall not be amended or renewed at any time following the date hereof and the Pledge of Shares Agreement shall not be amended at any time following the date hereof; and

(iii)	in connection with the Company’s proposed purchase of certain equity interests in Game Fund Partners Group LLC, a Florida limited liability company (the “Fund”), for consideration of 200,000 shares of the Company’s common stock (the “Common Stock”) to be issued to the Fund in two tranches of 100,000 shares of Common Stock per tranche, the prohibition against issuances of Common Stock set forth in Section 4.13(a) of the Purchase Agreement solely in connection with the issuance of an aggregate of 200,000 shares of Common Stock to the Fund, provided that such 200,000 shares of Common Stock shall be issued for per share consideration of not less than $17.50 per share (as adjusted for reverse and forward stock splits and recapitalizations of the Common Stock after the date hereof until the date of such issuance).

In addition, the Parties hereby agree that Section 14(o)(iii) of the Note shall be deemed in a manner to replace “25%” with “35%” for the period from the date hereof through December 25, 2021 only, and “25%” shall be restored, and “35%” shall no longer apply, in Section 14(o)(iii) of the Note as of December 26, 2021 and each date thereafter. The Company acknowledges and agrees that “25%” shall apply on November 10, 2021 and each date thereafter for purposes of the thirty consecutive Business Days period in Section 14(o)(iii) of the Note.

The Company and the Purchaser hereby agree that the waiver by the Purchaser set forth in clauses (i), (ii) and (iii) above and the agreement in the paragraph following such clauses is conditional upon, and subject to, the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended June 30, 2021 (“Form 10-K”) with the Commission prior to 5:30 p.m. EST on October 13, 2021 and if the Form 10-K is not filed with the Commission prior to 5:30 p.m. EST on October 13, 2021, this waiver is null and void, ab initio.

In consideration of the waiver and agreement set forth herein, the Company hereby acknowledges and agrees that the Purchaser shall be permitted to immediately convert up to $7,500,000 of Principal under the Note into validly issued, fully paid and non-assessable shares of Common Stock pursuant to Section 3(e) of the Note. The Company hereby represents, warrants, covenants and agrees to the Purchaser that the number of shares of Common Stock in the Purchaser’s Exchange Cap Allocation is 2,733,364 shares of Common Stock as of the date hereof.

The waiver set forth herein constitutes a one-time waiver only and is limited to the matters expressly waived as set forth herein and should not be construed as an indication that the Purchaser has agreed to any modifications to, consent of, or waiver of any other terms or provisions of the Purchase Agreement, the Note or any Transaction Document or any other agreement, instrument or security. The Parties agree that nothing herein shall have any effect upon the Holder’s right to convert the Principal under the Note at its discretion in any manner provided for in the Transaction Documents.

The Company hereby represents, warrants, covenants and agrees to the Purchaser that nothing contained herein or otherwise disclosed to the Purchaser or any of its affiliates by the Company, orally or in writing, constitutes or may constitute material non-public information. Effective upon the Disclosure Filing (as defined below), the Company shall have disclosed all material non-public information (if any) provided up to the date hereof to the Purchaser or any of its affiliates by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Commission. The Company understands and confirms that the Purchaser shall be relying on the foregoing representation, warranty and covenant in effecting transactions in securities in the Company.

The Company hereby represents, warrants, covenants and agrees to the Purchaser that, effective upon the Disclosure Filing, (i) the Purchaser and each of its affiliates has no confidentiality or similar obligation under any agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent and (ii) the Purchaser and each of its affiliates has made no agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent to not purchase or sell, long and/or short, the Common Stock or any other securities of the Company.

The Company shall file a Form 8-K with the Commission disclosing the terms of the waiver herein (and including the Waiver as an exhibit thereto) within one Trading Day of the date of the Waiver, provided, however, that, in lieu of filing an 8-K as set forth in this sentence, the Company may disclose the terms of the waiver herein in the Form 10-K (and include the Waiver as an exhibit thereto), if the Form 10-K is filed prior to 5:30 p.m. EST on October 13, 2021 (the “Disclosure Filing”).

In connection with this Waiver, the Company shall reimburse the Purchaser the amount of $5,000 for legal fees and expenses of the Purchaser within ten days of the date hereof.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles. Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

[remainder of page intentionally blank]

Very truly yours,

Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:

Acknowledged and Agreed:

Esports Entertainment Group, Inc.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer

Very truly yours,
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:

Acknowledged and Agreed:

Esports Entertainment Group, Inc.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:

Page 4